CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement Pre-effective Amendment Number 1 on Form S-1/A of our report included herein dated March 24, 2009 with respect to the balance sheet of NIVS IntelliMedia Technology Group, Inc. as of December 31, 2008 and the related statements of operations, shareholders’ equity and comprehensive income and cash flows for the year ended December 31, 2008. We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement and related prospectus.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: April 6, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement Pre-effective Amendment Number 1 on Form S-1/A of our report included herein dated March 24, 2009 with respect to the condensed Parent only balance sheet of NIVS IntelliMedia Technology Group, Inc. as of December 31, 2008 and the related condensed Parent only statements of operations and cash flows for the year ended December 31, 2008 included in Footnote 26 to the Consolidated Financial Statements of NIVS IntelliMedia Technology Group, Inc.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: April 6, 2009